Exhibit 99.1

Omeros Receives FDA Approval of Omidria™ for Use in Cataract and Other Intraocular Lens Replacement Procedures

— Omeros to Host Conference Call Today at 4:30 p.m. ET —

SEATTLE – June 2, 2014 – Omeros Corporation (NASDAQ: OMER) today announced that the U.S. Food and Drug Administration (FDA) has approved Omidria™ (phenylephrine and ketorolac injection) 1%/0.3% for use during cataract surgery or intraocular lens replacement (ILR) to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative pain. The approval comes with no post-marketing commitments other than the previously agreed study of Omidria for use in pediatric patients, which, if successfully completed, makes the drug eligible for an additional six months of marketing exclusivity in the U.S.

Omidria, the first commercial product from Omeros’ PharmacoSurgery® platform, is a proprietary combination of a mydriatic (pupil-dilating) agent and an anti-inflammatory agent that is added to irrigation solution standardly used during cataract surgery and other ILR procedures (e.g., refractive lens exchange), collectively the most common surgical procedures performed in the U.S. at nearly four million annually. Omidria is the only FDA-approved product for intraocular use that prevents intraoperative miosis and reduces postoperative pain, providing consistent and predictable management of both of these ILR-related problems for ophthalmic surgeons and their patients.

“Omidria is an important advance in cataract and lens replacement surgery,” stated Richard L. Lindstrom, M.D., adjunct clinical professor emeritus at the University of Minnesota’s Department of Ophthalmology and past president of both the American Society of Cataract and Refractive Surgeons and the International Society of Refractive Surgery. “Miosis and postoperative pain are frequent and largely unpredictable, and their occurrence can make the procedure more difficult for the surgeon and unpleasant postoperatively for the patient. While not changing their surgical routine, the use of Omidria will better allow ophthalmic surgeons to control the operative experience and, I expect, will improve surgical outcomes.”

In pivotal trials in which all patients received standard pupil-dilating and anesthetic agents prior to surgery, Omidria demonstrated statistically significant and clinically meaningful improvement in the prevention of miosis and reduction of postoperative pain relative to placebo. Ocular adverse reactions in the trials were similar between the Omidria and placebo groups and included eye irritation, posterior capsule opacification, increased intraocular pressure and anterior chamber inflammation.

“The approval and near-term market launch of Omidria could not come at a better time,” stated Eric B. Donnenfeld, M.D., clinical professor of ophthalmology at New York University and immediate-past president of the American Society of Cataract and Refractive Surgery. “With

increasingly restrictive regulations around compounding, surgeons are looking for a safe and effective FDA-approved product to improve surgical outcomes by maintaining pupil dilation during lens replacement surgery and that quickly resolves postoperatively, potentially allowing faster recovery of vision. In addition, the anti-inflammatory ketorolac in Omidria could reduce the need for preoperative NSAIDs.”

With FDA approval of Omidria, Omeros is completing preparations for a late summer/early fall 2014 U.S. product launch.

“The FDA approval of Omidria is the first of what we expect will be a long line of product approvals for Omeros given our deep pipeline of products, many of which are currently in clinical trials,” stated Gregory A. Demopulos, M.D., chairman and chief executive officer of Omeros. “We have continued to round out our commercialization team and are focused on obtaining European approval for Omidria, securing Medicare pass-through reimbursement and successfully launching the product in the U.S. later this year. In parallel, our premier clinical and non-clinical programs are advancing, and we look forward to sales of Omidria significantly defraying future development costs of our rich pipeline.”

Important Risk Information for Omidria™

Systemic exposure of phenylephrine may cause elevations in blood pressure. In clinical trials, the most common reported adverse reactions at two to 24 percent are eye irritation, posterior capsule opacification, increased intraocular pressure, and anterior chamber inflammation. Omidria™ must be diluted prior to use. Omidria is not approved for use in children.

About Omidria™

Omeros’ PharmacoSurgery® product Omidria™ (pronounced oh-MID-ree-uh) is a proprietary combination of the mydriatic (pupil-dilating) agent phenylephrine and the anti-inflammatory agent ketorolac, which was developed for use during cataract or other intraocular lens replacement (ILR) surgery. The FDA has approved Omidria (phenylephrine and ketorolac injection) 1%/0.3% for use during cataract surgery or ILR to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative pain. The European Medicines Agency (EMA) is currently reviewing the Marketing Authorization Application (MAA) for Omidria.

About Cataract Surgery and Intraocular Lens Replacement (ILR)

Cataract surgery and other intraocular lens replacement (ILR) procedures involve replacement of the original or artificial intraocular lens of the eye with a new artificial lens. These procedures are typically performed to replace a lens opacified by a cataract or to correct a refractive error of the lens (i.e., refractive lens exchange).

Conference Call and Webcast Today at 4:30 p.m. Eastern Time

The Omeros management team will host a conference call today at 4:30 p.m. Eastern Time to discuss the approval of Omidria™. Interested parties may participate in the conference call by dialing (866) 515-2910 (United States and Canada) or (617) 399-5124 (International). In addition, the live conference call is being webcast and can be accessed on the “Events” page of the Company’s website at www.omeros.com.

A replay of the webcast will be available on the Company’s website for one week. A telephone replay will also be available for one week, which can be accessed by dialing (888) 286-8010 (United States and Canada) or (617) 801-6888 (International) and entering conference ID number 68733741.

About Omeros Corporation

Omeros is a biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, coagulopathies and disorders of the central nervous system. Derived from its proprietary PharmacoSurgery® platform, the Company’s lead drug product, Omidria™ (phenylephrine and ketorolac injection) 1%/0.3%, has been approved by the FDA for use during cataract surgery or intraocular lens replacement (ILR) to maintain pupil size by preventing intraoperative miosis (pupil constriction) and to reduce postoperative pain. Omeros is completing preparations for a late summer/early fall 2014 U.S. product launch. Omidria is currently under review for marketing approval by the European Medicines Agency. Omeros’ six other clinical programs are focused on schizophrenia, Huntington’s disease and cognitive impairment; addictive and compulsive disorders; complement-related diseases; and preventing problems associated with surgical procedures. Omeros also has a proprietary GPCR platform, which is making available an unprecedented number of new GPCR drug targets and corresponding compounds to the pharmaceutical industry for drug development.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with effectiveness of Omidria™ sales and marketing efforts, Omidria market acceptance, product pricing and reimbursement, Omeros’ ability to obtain regulatory approval for its Marketing Authorization Application in the EU for the commercialization of Omidria, Omeros’ unproven preclinical and clinical development activities, regulatory oversight, product commercialization, intellectual property claims, competitive developments, litigation, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2014. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Contact:

Jennifer Cook Williams

Cook Williams Communications, Inc.

Investor and Media Relations

360.668.3701

jennifer@cwcomm.org